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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                             ______________________

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  January 31, 1997
                                                -------------------------------

                            Nabors Industries, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                   Delaware
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               (State of Other Jurisdiction of Incorporation)

            1-9245                                             93-0711613
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              (Commission File Number)               (I.R.S. Employer Identification No.)

            515 West Greens Road, Suite 1200, Houston, Texas           77067
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                (Address of Principal Executive Offices)                  (Zip Code)

              (281) 874-0035
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              (Registrant's Telephone Number, Including Area Code)

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         (Former Name or Former Address, if Changed Since Last Report)
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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS.

During the month ended January 31, 1997, Nabors Industries, Inc. (the "Company") had revenues of $76.0 million, and net income of $6.7 million, or $.07 per share. The unaudited, consolidated financial results include the operations of Adcor-Nicklos Drilling Company ("Adcor"), acquired through a merger effected January 2, 1997. The acquisition was a share exchange accounted for as a pooling of interests.

The revenue and net income amounts set forth above include 31 days of combined operations of the Company and Adcor. This information is reported for purposes of complying with the Securities and Exchange Commission's Accounting Series Release 135 and the Adcor merger agreement.

Results for the month period are not necessarily indicative of results for the quarter ending March 31, 1997 or the fiscal year ending September 30, 1997.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

None.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NABORS INDUSTRIES, INC.
                                             (Registrant)


Date:March 3, 1997                         By   /s/ ANTHONY G. PETRELLO
                                              ---------------------------------
                                                    Anthony G. Petrello
                                                    President